Exhibit 99.1

VMware Reports Second Quarter 2016 Results

Strong momentum from newer businesses contributed to year-over-year growth

PALO ALTO, Calif., July 18, 2016 — VMware, Inc. (NYSE: VMW), a leader in cloud infrastructure and business mobility, today announced financial results for the second quarter of 2016:

•	GAAP and non-GAAP revenues for the second quarter were $1.69 billion, an increase of 6% from non-GAAP revenues for the second quarter of 2015, and an increase of 11% from GAAP revenues for the second quarter of 2015.

•	License revenues for the second quarter were $644 million, an increase of 1% from the second quarter of 2015.

•	GAAP net income for the second quarter was $265 million, or $0.62 per diluted share, up 54% per diluted share compared to $172 million, or $0.40 per diluted share, for the second quarter of 2015. Non-GAAP net income for the quarter was $414 million, or $0.97 per diluted share, up 5% per diluted share compared to $396 million, or $0.93 per diluted share, for second quarter of 2015.

•	GAAP operating income for the second quarter was $323 million, an increase of 57% from the second quarter of 2015. Non-GAAP operating income for the second quarter was $509 million, an increase of 6% from the second quarter of 2015.

•	Operating cash flows for the second quarter were $577 million. Free cash flows for the quarter were $539 million.

•	Cash, cash equivalents and short-term investments were $8.67 billion, and unearned revenue was $5.12 billion as of June 30, 2016.

•	Total non-GAAP revenues plus sequential change in total unearned revenues grew 10% year-over-year. Total GAAP revenues plus sequential change in total unearned revenues grew 16% year-over-year.

•	License revenues plus sequential change in unearned license revenues grew 5% year-over-year.

“Q2 was a continuation of the good start to the year we experienced in Q1, both for results and against our strategic goal of building momentum for our newer growth businesses and in the cloud,” said Pat Gelsinger, chief executive officer, VMware. “Customers are turning to VMware to help them run, manage, secure and connect their applications across all clouds and all devices, with unparalleled connectivity, security and visibility.”

Zane Rowe, executive vice president and chief financial officer, VMware, said, “This was another good quarter for VMware, and I’m particularly pleased with our financial performance and increasing strength of our balance sheet. We’re also looking forward to returning value to our stockholders through the $1.2 billion stock repurchase we announced last quarter.”

Recent Highlights & Strategic Announcements

•	Last month, VMware made announcements to further innovate its Business Mobility strategy and product offerings. Announcements included:

•	A new endpoint security solution powered by Tanium. The new solution, VMware TrustPoint, delivers an integrated solution for unified endpoint management and security.

•	Advancements to Workspace ONE, powered by the latest update of VMware AirWatch 8.4 and VMware Identity Manager, that will deliver a new identity-defined managed workspace.

•	VMware announced the acquisition of Arkin Net, a leader in software-defined data center security and operations. The acquisition will help customers accelerate adoption of VMware NSX and software-defined data centers.

•	In April, VMware teamed with Pivotal to accelerate the deployment of cloud native applications. The new enterprise cloud native solution—powered by Pivotal Cloud Foundry and VMware Photon Platform—allows enterprises to run applications and infrastructure at startup speeds.

•	Leading analyst firm IDC named VMware as the market share leader in both the worldwide cloud systems management(1) and the datacenter automation software markets(2) based on 2015 revenues. This is the third consecutive year that VMware has topped both categories.

•	VMware AirWatch continues to receive industry recognition from top analyst firms:

•	It was named a leader in the Gartner June 2016 Magic Quadrant for Enterprise Mobility Management (EMM), Suites(3) for the sixth consecutive year. It was also positioned the highest for ability to execute for the fourth year in a row and the furthest in completeness of vision this year. This is the first time in the history of the Gartner Magic Quadrant for EMM Suites that a single vendor placed the furthest on both axes.(4)

•	For the second consecutive year, leading analyst firm IDC ranked VMware AirWatch as the largest EMM vendor in terms of market share for 2015.(5)

The company will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for revenues which include year-over-year comparisons will also be made available at http://ir.vmware.com in conjunction with the conference call.

# # #

About VMware

VMware is a global leader in cloud infrastructure and business mobility. Built on VMware’s industry-leading virtualization technology, our solutions deliver a brave new model of IT that is fluid, instant and more secure. Customers can innovate faster by rapidly developing, automatically delivering and more safely consuming any application. With 2015 revenues of $6.6 billion, VMware has more than 500,000 customers and 75,000 partners. The company is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com.

Additional Information

VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting.

VMware, VMware TrustPoint, VMware Identity Manager, Workspace ONE, Photon, and AirWatch, are registered trademarks or trademarks of VMware or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Footnotes

(1)	IDC, “Worldwide Cloud Systems Management Software Market Shares, 2015: Year of Continued Expansion,” June 2016
(2)	IDC, “Worldwide Datacenter Automation Software Market Shares, 2015: Year of Suite Success,” June 2016
(3)	Gartner, Rob Smith, et. al., Magic Quadrant for Enterprise Mobility Management Suites, June 8, 2016
(4)	Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
(5)	IDC, “Worldwide Enterprise Mobility Management Software Market Shares, 2015: Consolidation of Vendors and Market Share Changes the Landscape,” May 2016

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding VMware’s plans to repurchase its Class A common stock, continuing growth and momentum across VMware’s portfolio of newer products and businesses, the expected benefits of the VMware/Tanium partnership and VMware TrustPoint, VMware Workspace ONE, the acquisition of Arkin Net and VMware’s efforts with Pivotal relating to cloud native applications. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government and information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (iv) VMware’s customers’ ability to transition to new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (v) VMware’s ability to enter into and maintain strategically effective partnerships; (vi) the uncertainty of customer acceptance of emerging technology; (vii) changes in the willingness of customers to enter into longer term licensing and support arrangements; (viii) rapid technological changes in the virtualization software and cloud, end user and mobile computing industries; (ix) changes to product and service development timelines; (x) VMware’s relationship with EMC Corporation and

EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to EMC’s investment in VMware, and any changes that Dell may implement following the completion of the Dell-EMC merger; (xi) VMware’s ability to protect its proprietary technology; (xii) VMware’s ability to attract and retain highly qualified employees; (xiii) the unsuccessful integration of acquired companies and assets into VMware; (xiv) disruptions to VMware’s business resulting from the pendency and consummation of EMC’s acquisition by Dell and the potential for loss of VMware customers due to uncertainty that the Dell-EMC transaction could have on VMware’s business; (xv) the failure of Dell’s acquisition of EMC to close when anticipated, if at all; (xvi) the ability of VMware to realize synergies following Dell’s acquisition of EMC; (xvii) the potential negative analyst or stockholder sentiment regarding VMware’s stock price due to the pending Dell-EMC merger; (xviii) the potential negative impact on VMware’s stock price due to any confusion or uncertainty caused by the VMware tracking stock that is expected to be issued by Dell to EMC stockholders in the transaction; (xix) disruptions resulting from key management changes; (xx) pending or future stockholder litigation related to the Dell-EMC transaction; (xxi) fluctuating currency exchange rates; (xxii) fluctuations and volatility in VMware’s stock price; (xxiii) changes in VMware’s financial condition; (xxiv) changes in business opportunities and priorities that could cause VMware to consider alternative uses of cash; (xxv) fluctuations in the level of cash held in the United States that is available for stock repurchases; and (xxvi) potential disruptions of VMware’s stock repurchase program due to regulatory restrictions related to Dell’s acquisition of EMC and issuance of tracking stock. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Michael Thacker

VMware Global PR

mthacker@vmware.com

650-427-4454

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
License	$644	$638	$1,216	$1,214
Services	1,049	959	2,066	1,894
GSA settlement	—	(76)	—	(76)

Total revenues	1,693	1,521	3,282	3,032
Operating expenses (1):
Cost of license revenues	40	46	81	96
Cost of services revenues	221	204	432	397
Research and development	363	322	720	627
Sales and marketing	580	565	1,144	1,100
General and administrative	167	180	338	367
Realignment charges	(1)	(2)	52	21

Operating income	323	206	515	424
Investment income	19	13	35	25
Interest expense with EMC	(7)	(7)	(13)	(13)
Other income (expense), net	2	1	—	—

Income before income taxes	337	213	537	436
Income tax provision	72	41	111	68

Net income	$265	$172	$426	$368

Net income per weighted-average share, basic for Class A and Class B	$0.62	$0.41	$1.00	$0.86
Net income per weighted-average share, diluted for Class A and Class B	$0.62	$0.40	$1.00	$0.86
Weighted-average shares, basic for Class A and Class B	425,107	424,169	424,169	426,055
Weighted-average shares, diluted for Class A and Class B	427,102	426,797	425,729	428,772

(1) Includes stock-based compensation as follows:
Cost of license revenues	$—	$—	$1	$1
Cost of services revenues	13	10	25	22
Research and development	74	53	144	107
Sales and marketing	47	43	95	81
General and administrative	18	17	36	31

VMware, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	June 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$2,991	$2,493
Short-term investments	5,674	5,016
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	1,215	1,633
Due from related parties, net	96	74
Other current assets	167	144

Total current assets	10,143	9,360
Property and equipment, net	1,073	1,128
Other assets	218	193
Deferred tax assets	442	456
Intangible assets, net	577	616
Goodwill	4,031	3,993

Total assets	$16,484	$15,746

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$115	$138
Accrued expenses and other	735	746
Unearned revenues	3,276	3,245

Total current liabilities	4,126	4,129
Notes payable to EMC	1,500	1,500
Unearned revenues	1,846	1,831
Other liabilities	376	363

Total liabilities	7,848	7,823
Contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 125,792 and 121,947 shares	1	1
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3	3
Additional paid-in capital	2,991	2,728
Accumulated other comprehensive income (loss)	20	(8)
Retained earnings	5,621	5,195

Total VMware, Inc.’s stockholders’ equity	8,636	7,919
Non-controlling interests	—	4

Total stockholders’ equity	8,636	7,923

Total liabilities and stockholders’ equity	$16,484	$15,746

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Operating activities:
Net income	$265	$172	$426	$368
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	86	83	174	159
Stock-based compensation	152	123	301	242
Excess tax benefits from stock-based compensation	(1)	(24)	(1)	(26)
Deferred income taxes, net	13	(6)	(5)	(22)
Impairment of strategic investments	—	—	5	—
Gain on sale of strategic investments	(1)	(1)	(1)	(1)
Other	5	—	5	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(127)	(226)	417	305
Other assets	(20)	(13)	(23)	(13)
Due to/from related parties, net	(81)	11	(18)	63
Accounts payable	18	16	(10)	(33)
Accrued expenses	136	127	18	27
Income taxes payable	(13)	(16)	(36)	(49)
Unearned revenues	145	70	45	(21)

Net cash provided by operating activities	577	316	1,297	999

Investing activities:
Additions to property and equipment	(38)	(78)	(79)	(184)
Purchases of available-for-sale securities	(1,087)	(1,068)	(2,211)	(2,095)
Sales of available-for-sale securities	558	872	979	1,373
Maturities of available-for-sale securities	332	269	619	524
Proceeds from disposal of assets	—	—	3	—
Purchases of strategic investments	(24)	(3)	(27)	(4)
Sales of strategic investments	1	1	1	2
Business acquisitions, net of cash acquired	(59)	—	(59)	(21)
Decrease (increase) in restricted cash	(4)	—	(2)	1

Net cash used in investing activities	(321)	(7)	(776)	(404)

Financing activities:
Proceeds from issuance of common stock	1	15	52	69
Proceeds from non-controlling interests	—	4	—	4
Payment to acquire non-controlling interests	(4)	—	(4)	—
Repurchase of common stock	—	(412)	—	(850)
Excess tax benefits from stock-based compensation	1	24	1	26
Shares repurchased for tax withholdings on vesting of restricted stock	(48)	(90)	(72)	(124)

Net cash used in financing activities	(50)	(459)	(23)	(875)

Net increase (decrease) in cash and cash equivalents	206	(150)	498	(280)
Cash and cash equivalents at beginning of the period	2,785	1,941	2,493	2,071

Cash and cash equivalents at end of the period	$2,991	$1,791	$2,991	$1,791

Supplemental disclosures of cash flow information:
Cash paid for interest	$7	$7	$14	$14
Cash paid for taxes, net	72	62	135	136
Non-cash items:
Changes in capital additions, accrued but not paid	$(16)	$20	$(19)	$(22)

VMware, Inc.

CONSTANT CURRENCY GROWTH IN REVENUES PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUES

(in millions)

(unaudited)

Constant Currency Growth in Total Revenues Plus Sequential Change in Unearned Revenues

	Three Months Ended
	June 30,
	2016	2015
Total revenues, as reported	$1,693	$1,521
Sequential change in unearned revenues	146	70

Total revenues plus sequential change in unearned revenues	$1,839	$1,591

Change (%) over prior year, as reported	16%
Change (%) over prior year, including adjustment for impact of foreign currency (1)	15%
Reduction of revenues due to the GSA settlement (2)	$—	$(76)

Total revenues plus sequential change in unearned revenues, excluding reduction of revenues due to the GSA settlement	$1,839	$1,667

Change (%) over prior year, excluding reduction of revenues due to the GSA settlement	10%
Change (%) over prior year, adjusting for Q2-2015 foreign currency impact and excluding reduction of revenues due to the GSA settlement	10%

Constant Currency Growth in License Revenues Plus Sequential Change in Unearned License Revenues

	Three Months Ended
	June 30,
	2016	2015
Total license revenues as reported	$644	$638
Sequential change in unearned license revenues	40	15

Total license revenues plus sequential change in unearned license revenues	$684	$653

Change (%) over prior year, as reported	5%
Change (%) over prior year, including adjustment for impact of foreign currency (3)	4%

(1)	Percentage change compares total revenues plus sequential change in unearned revenues in constant currency for the three months ended June 30, 2016 versus total revenues plus sequential change in unearned revenues as reported for the three months ended June 30, 2015. See “Growth in Constant Currency” for more information.
(2)	Reflects reduction of revenues due to the GSA settlement that was included in VMware’s reported revenues during the quarter ended June 30, 2015.
(3)	Percentage change compares license revenues plus sequential change in unearned license revenues in constant currency for the three months ended June 30, 2016 versus license revenues plus sequential change in unearned license revenues as reported for the three months ended June 30, 2015. See “Growth in Constant Currency” for more information.

VMware, Inc.

SUPPLEMENTAL REVENUES SCHEDULE

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2016	2015	2015	2015	2015
Revenues as reported (1):
License	$644	$572	$825	$681	$638	$576
Software maintenance	915	891	901	863	829	813
Professional services	134	126	142	128	130	122
GSA settlement	—	—	—	—	(76)	—

Total revenues	$1,693	$1,589	$1,868	$1,672	$1,521	$1,511

Change (%) over prior year:
License	0.9%	(0.7)%	6.2%	6.6%	3.9%	2.7%
Software maintenance	10.4%	9.7%	12.1%	10.8%	12.4%	15.9%
Professional services	3.5%	2.7%	16.1%	31.3%	22.6%	24.6%
GSA settlement	n/a	n/a	n/a	n/a	n/a	n/a

Total revenues	11.3%	5.2%	9.7%	10.3%	4.4%	11.1%

Revenues as reported, excluding GSA settlement (2):
License	$644	$572	$825	$681	$638	$576
Software maintenance	915	891	901	863	829	813
Professional services	134	126	142	128	130	122

Non-GAAP total revenues	$1,693	$1,589	$1,868	$1,672	$1,597	$1,511

Change (%) over prior year:
License	0.9%	(0.7)%	6.2%	6.6%	3.9%	2.7%
Software maintenance	10.4%	9.7%	12.1%	10.8%	12.4%	15.9%
Professional services	3.5%	2.7%	16.1%	31.3%	22.6%	24.6%

Non-GAAP total revenues	6.0%	5.2%	9.7%	10.3%	9.6%	11.1%

(1)	Represents revenues reported each quarter.
(2)	Represents revenues reported each quarter less the reduction of revenues due to the GSA settlement recognized in the second quarter of 2015.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUES SCHEDULE

(in millions)

(unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2016	2015	2015	2015	2015
Unearned revenues as reported (1):
License	$455	$415	$428	$404	$481	$466
Software maintenance	4,189	4,105	4,174	3,850	3,894	3,847
Professional services	478	456	474	432	438	431

Total unearned revenues	$5,122	$4,976	$5,076	$4,686	$4,813	$4,744

Change (%) over prior year:
License	(5.5)%	(11.0)%	(12.2)%	(5.6)%	1.1%	1.7%
Software maintenance	7.6%	6.7%	6.9%	8.2%	10.0%	13.9%
Professional services	9.2%	6.0%	7.9%	11.2%	17.9%	28.2%

Total unearned revenues	6.4%	4.9%	5.0%	7.1%	9.7%	13.7%

(1)	Represents unearned revenues reported each quarter.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended June 30, 2016

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating income	$323	152	1	31	(1)	3	—	$509
Operating margin (2)	19.1%	9.0%	0.1%	1.8%	—%	0.2%	—	30.0%
Income before income taxes	$337	152	1	31	(1)	2	—	$521
Income tax provision	$72						35	$107
Tax rate (2)	21.4%							20.5%
Net income	$265	152	1	31	(1)	2	(35)	$414
Net income per weighted-average share, diluted for Class A and Class B (2) (3)	$0.62	$0.35	$—	$0.07	$—	$—	$(0.08)	$0.97

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 427,102 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended June 30, 2015

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	GSA Settlement	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Revenues:
GSA settlement	$(76)	—	—	—	—	—	76	—	$—
Total revenues	$1,521	—	—	—	—	—	76	—	$1,597
Operating income	$206	123	5	36	(2)	42	70	—	$479
Operating margin (2)	13.5%	8.1%	0.3%	2.4%	(0.1)%	2.8%	4.6%	—	30.0%
Income before income taxes	$213	123	5	36	(2)	41	70	—	$486
Income tax provision	$41							49	$90
Tax rate (2)	19.3%								18.5%
Net income	$172	123	5	36	(2)	41	70	(49)	$396
Net income per weighted-average share, diluted for Class A and Class B (2) (3)	$0.40	$0.29	$0.01	$0.08	$—	$0.10	$0.16	$(0.11)	$0.93

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 426,797 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Six Months Ended June 30, 2016

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating income	$515	301	4	63	52	19	—	$955
Operating margin (2)	15.7%	9.2%	0.1%	1.9%	1.6%	0.6%	—	29.1%
Income before income taxes	$537	301	4	63	52	21	—	$978
Income tax provision	$111						87	$198
Tax rate (2)	20.7%							20.3%
Net income	$426	301	4	63	52	21	(87)	$780
Net income per weighted-average share, diluted for Class A and Class B (2) (3)	$1.00	$0.71	$0.01	$0.15	$0.12	$0.05	$(0.21)	$1.83

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as discrete items. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 425,729 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Six Months Ended June 30, 2015

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	GSA Settlement	Certain Litigation and Other Contingencies	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Revenues:
GSA settlement	$(76)	—	—	—	—	—	76	—	—	$—
Total revenues	$3,032	—	—	—	—	—	76	—	—	$3,107
Operating income	$424	242	7	72	21	84	70	11	—	$931
Operating margin (2)	14.0%	8.0%	0.2%	2.4%	0.7%	2.8%	2.3%	0.4%	—	30.0%
Income before income taxes	$436	242	7	72	21	81	70	11	—	$939
Income tax provision	$68								106	$174
Tax rate (2)	15.5%									18.5%
Net income	$368	242	7	72	21	81	70	11	(106)	$765
Net income per weighted-average share, diluted for Class A and Class B (2) (3)	$0.86	$0.57	$0.02	$0.17	$0.05	$0.19	$0.16	$0.03	$(0.25)	$1.78

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 428,772 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

REVENUES BY TYPE

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues:
License	$644	$638	$1,216	$1,214
Services:
Software maintenance	915	829	1,806	1,641
Professional services	134	130	260	253

Total services	1,049	959	2,066	1,894
GSA settlement	—	(76)	—	(76)

Total revenues	$1,693	$1,521	$3,282	$3,032

Percentage of revenues:
License	38.0%	42.0%	37.1%	40.1%
Services:
Software maintenance	54.1%	54.5%	55.0%	54.1%
Professional services	7.9%	8.5%	7.9%	8.3%

Total services	62.0%	63.0%	62.9%	62.4%
GSA settlement	—%	(5.0)%	—%	(2.5)%

Total revenues	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

REVENUES BY GEOGRAPHY

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues:
United States	$870	$742	$1,671	$1,504
International	823	779	1,611	1,528

Total revenues	$1,693	$1,521	$3,282	$3,032

Percentage of revenues:
United States	51.4%	48.8%	50.9%	49.6%
International	48.6%	51.2%	49.1%	50.4%

Total revenues	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
GAAP cash flows from operating activities	$577	$316	$1,297	$999
Capital expenditures	(38)	(78)	(79)	(184)

Free cash flows	$539	$238	$1,218	$815

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP revenues, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP income per diluted share, and free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition and other-related items, certain litigation and other contingencies, and the GSA settlement, each as discussed below. Free cash flows differ from GAAP cash flows from operating activities in its treatment of capital expenditures.

VMware has also presented in this earnings release (i) quarterly historical data for total revenues, excluding the GSA settlement, and unearned revenues; and (ii) data on the percentage change in total revenues and license revenues plus the sequential change in unearned revenues and unearned license revenues, respectively, excluding the reduction of total revenues due to the GSA settlement during the second quarter of 2015. VMware’s management believes that these measures are useful to investors because they allow investors to make meaningful comparisons of VMware revenues and unearned revenues across periods.

Additionally, VMware has presented in this earnings release data on the year-over-year growth in constant currency of (i) total revenues plus the sequential change in total unearned revenues and (ii) license revenues plus sequential change in unearned license revenues. VMware provides this information in order to provide a comparable framework for assessing how our business performed, adjusted for the impact of foreign currency fluctuations.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•	Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•	Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s ongoing business and operating results.

•	Acquisition and other-related items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition and other-related items when looking for a consistent basis for comparison across accounting periods. These items include:

•	Direct costs of acquisitions and dispositions, such as transaction and advisory fees.

•	Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware. These accruals are primarily composed of amounts VMware has committed to make to designated founders and key executives of AirWatch, subject to employment conditions and indemnification claims, if any.

•	Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments are included as other-related items.

•	Certain costs incurred related to Denali’s proposed acquisition of VMware’s parent company, EMC Corporation.

•	Certain litigation and other contingencies. VMware, from time to time, may incur charges or benefits that are outside of the ordinary course of VMware’s business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of VMware’s business and because of the singular nature of the claims underlying the matter.

•	GSA Settlement. During the second quarter of 2015, VMware reached an agreement with the Department of Justice (“DOJ”) and the General Services Administration (“GSA”) to resolve allegations that its sales practices between 2006 and 2013 had violated the federal False Claims Act. The settlement amount was $76 million and was recorded as a reduction of total revenues. VMware believes it is useful to exclude this amount because it does not consider it to be part of the ongoing operations of VMware’s business and because of the singular nature of the claims underlying the matter.

•	Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as significant tax adjustments. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure free cash flows is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.

Growth in Constant Currency

A majority of VMware’s sales are denominated in the U.S. dollar; however, VMware also invoices and collects in the euro, the British pound, the Japanese yen, the Australian dollar and the Chinese renminbi in their respective regions. The U.S. dollar is the functional currency for all of VMware’s legal entities. At the time a non-U.S. dollar transaction is recorded, the value of the transaction is converted into U.S. dollars at the exchange rate in effect for the month in which each order is booked.

As a result, the amount of license and total revenues and unearned revenues derived from these transactions will be impacted by foreign exchange fluctuations. In order to provide a comparable framework for assessing how VMware’s business performed adjusted for the impact of foreign currency fluctuations, management analyzes year-over-year license and total revenues growth on a constant currency basis.

Revenues Growth in Constant Currency and Sequential Change in Unearned Revenues

License and total revenues recognized during the current period derived from non-U.S. dollar based transactions were converted into U.S. dollars using the exchange rates that were effective in the comparable prior year period. The calculated current period license and total revenues, adjusted for foreign currency fluctuations, is compared to the license and total revenues of the comparable prior year period, as reported, in calculating license and total revenues growth in constant currency.

Unearned license revenues and unearned total revenues at the end of the period, derived from non-U.S. dollar transactions recorded during the current period, were adjusted for foreign currency fluctuations using the exchange rates that were effective in the comparable prior year period. Unearned license revenues and unearned total revenues, adjusted for foreign currency fluctuations at the end of the period, are compared to unearned license revenues and unearned total revenues at the beginning of the period, as reported, in determining the sequential change in unearned revenues.